                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            --------------------

                                  FORM 8-K

                            --------------------




                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 6, 1997
                                                       ----------------

                           DART GROUP CORPORATION
       ---------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

            Delaware                             0-1946                             53-0242973
--------------------------------           ------------------                  -------------------
 (State or other jurisdiction                (Commission                        (I.R.S. Employer
       of incorporation)                      File Number)                             Identification No.)

                                  3300 75th Avenue, Landover, Maryland                            20785
                                  ------------------------------------                        -------------
                                  (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code (301) 731-1200
                                                          ---------------

--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report).


The exhibit index appears on page 20.

Item 2.  Acquisition or Disposition of Assets

(a) In June 1988, Dart Group Corporation ("Dart") acquired 50% of Shoppers Food Warehouse Corp., a Delaware corporation ("Shoppers"), and entered into a Stockholders' Agreement. Pursuant to the terms of the Stockholders' Agreement, if either party desired to sell its interest in Shoppers, it was required to make an offer to sell its interest to the other party together with a simultaneous offer to buy the other party's interest (the "Buy/Sell Provision"). Under the terms of the Buy/Sell Provision, both the offer to buy and the offer to sell had to be at the same price.

                 On December 16, 1996, Dart submitted offers to either (i) sell all of Dart's 50% equity interest in Shoppers or (ii) buy the other 50% equity interest in Shoppers, in either case for a cash price of $210 million. On December 18, 1996, the other stockholders (Kenneth
         M. Herman, the founder of Shoppers, and certain of his family members and family trusts) accepted Dart's offer to purchase all of their shares of capital stock of Shoppers.

                 On February 6, 1997, Dart acquired the other 50% interest in Shoppers for $210 million (the "Acquisition"). A press release announcing the Acquisition is incorporated herein by reference and attached hereto as Exhibit 99.1. Dart financed the Acquisition through the application of $137.2 million in net proceeds raised from an offering of Increasing Rate Senior Notes due 2000 (the "Senior Notes") of SFW Acquisition Corp., a newly created wholly-owned subsidiary of Dart, and $72.8 million of bridge financing (the "Bridge Loan") provided by NationsBank, N.A. Immediately after the Acquisition, SFW Acquisition Corp. merged into Shoppers (with Shoppers becoming obligor on the Senior Notes) and Shoppers repaid the Bridge Loan from its existing cash and the liquidation of certain short-term investments.

                 Shoppers operates 34 supermarkets in the greater Washington, D.C. area.

                 Dart intends to analyze the options available to it with regard to Shoppers, which options include, among others, a refinancing of the Senior Notes or a sale of all or part of Shoppers.

(b) The assets of Shoppers include equipment and other physical property used in connection with its supermarket business. Dart intends to continue to use such property in Shoppers' supermarket business; Dart does not intend to devote such assets to other purposes.


Item 7.          Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Shoppers Food Warehouse Corp.:

     We have audited the accompanying consolidated balance sheets of Shoppers Food Warehouse Corp. (a Delaware corporation) and subsidiaries as of June 29, 1996, and July 1, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three fiscal years in the period ended June 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoppers Food Warehouse Corp. and subsidiaries as of June 29, 1996, and July 1, 1995, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 29, 1996, in conformity with generally accepted accounting principles.




                                                        ARTHUR ANDERSEN LLP

Washington, D.C.,
September 26, 1996

                         SHOPPERS FOOD WAREHOUSE CORP.
                          CONSOLIDATED BALANCE SHEETS
            AS OF JULY 1, 1995, JUNE 29, 1996 AND DECEMBER 28, 1996

                                     ASSETS

                             (DOLLARS IN THOUSANDS)


                                                                                                  (UNAUDITED)
                                                                JULY 1, 1995    JUNE 29, 1996     DEC. 28,1996
                                                                ------------    -------------     ------------
Current assets:
     Cash and cash equivalents  . . . . . . . . . . . . .          $ 38,650         $  3,560         $ 10,042
     Short-term investments . . . . . . . . . . . . . . .            58,353          103,080           97,382
     Accounts receivable  . . . . . . . . . . . . . . . .             7,633            7,708            8,861
     Merchandise inventories  . . . . . . . . . . . . . .            27,253           28,342           30,032
     Prepaid expenses . . . . . . . . . . . . . . . . . .               956            1,022            1,084
     Income tax receivable  . . . . . . . . . . . . . . .               --               273            2,100
     Due from affiliate . . . . . . . . . . . . . . . . .               522              522              522
                                                                    --------         --------         --------
         Total current assets   . . . . . . . . . . . . .           133,367          144,507          150,023
                                                                    --------         --------         --------
Property and equipment, at cost:
     Land and buildings . . . . . . . . . . . . . . . . .             9,120            9,120            9,120
     Store and warehouse equipment  . . . . . . . . . . .            71,195           75,827           80,118
     Office and automotive equipment  . . . . . . . . . .             3,655            3,727            3,762
     Leasehold improvements . . . . . . . . . . . . . . .             2,477            2,655            2,655
                                                                   ---------        ---------        ---------
                                                                     86,447           91,329           95,655
     Accumulated depreciation and amortization  . . . . .           (63,504)         (69,944)         (74,081)
                                                                   ---------        ---------        ---------
         Net property and equipment   . . . . . . . . . .            22,943           21,385           21,574

Deferred income taxes . . . . . . . . . . . . . . . . . .             4,577            4,289            4,290
Other assets  . . . . . . . . . . . . . . . . . . . . . .             1,116              841              800
                                                                   ---------        ---------        ---------
     Total assets . . . . . . . . . . . . . . . . . . . .          $162,003         $171,022         $176,687
                                                                   =========        =========        =========

   The accompanying notes are an integral part of these consolidated balance sheets.

                         SHOPPERS FOOD WAREHOUSE CORP.
                          CONSOLIDATED BALANCE SHEETS
            AS OF JULY 1, 1995, JUNE 29, 1996 AND DECEMBER 28, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                (UNAUDITED)
                                                                   JULY 1, 1995  JUNE 29, 1996 DEC. 28, 1996
                                                                   ------------  ------------- -------------
Current liabilities:
     Accounts payable . . . . . . . . . . . . . . . . . . . .          $ 38,275      $ 39,865       $ 43,411
     Accrued expenses--
         Salaries and benefits  . . . . . . . . . . . . . . .             4,931         5,220          5,027
         Taxes, other than income   . . . . . . . . . . . . .             1,934         1,996          1,984
         Other                                                            4,623         5,150          7,495
     Income taxes payable . . . . . . . . . . . . . . . . . .             2,152           --             --
                                                                       --------      --------       --------
              Total current liabilities   . . . . . . . . . .            51,915        52,231         57,917
                                                                       --------      --------       --------

Capital lease obligation  . . . . . . . . . . . . . . . . . .             9,950        10,069         10,019
Deferred income . . . . . . . . . . . . . . . . . . . . . . .             1,218           412          2,595
Deferred rent liability . . . . . . . . . . . . . . . . . . .             3,590         4,277          4,537
                                                                       --------      --------       --------
              Total liabilities   . . . . .                              66,673        66,989         75,068
                                                                       --------      --------       --------


Commitments and contingencies (Notes 2 and 6)

Stockholders' equity:
     Class A common stock, nonvoting, par value $5 per
          share, 25,000 shares authorized, 23,3331/3 shares
          issued and outstanding  . . . . . . . . . . . . . .               117           117            117
     Class B common stock, voting, par value $5 per share,
            25,000 shares authorized, 10,000 shares issued and
            outstanding . . . . . . . . . . . . . . . . . . .                50            50             50

     Retained earnings  . . . . . . . . . . . . . . . . . . .            95,163       103,866        101,452
                                                                       --------      --------       --------
              Total stockholders' equity  . . . . . . . . . .            95,330       104,033        101,619
                                                                       --------      --------       --------
              Total liabilities and stockholders' equity  . .          $162,003      $171,022       $176,687
                                                                       ========      ========       ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                         SHOPPERS FOOD WAREHOUSE CORP.
                       CONSOLIDATED STATEMENTS OF INCOME

    FOR THE FISCAL YEARS ENDED JULY 2, 1994, JULY 1, 1995 AND JUNE 29, 1996
     AND THE TWENTY-SIX WEEKS ENDED DECEMBER 30, 1995 AND DECEMBER 28, 1996

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               JULY 2, 1994       JULY 1, 1995       JUNE 29, 1996
                                                               ------------       ------------       -------------
                                                                 (52 WEEKS)         (52 WEEKS)          (52 WEEKS)
    Sales   . . . . . . . . . . . . . . . . . . . . . . . .     $   750,340        $   790,842         $   835,971
    Cost of sales . . . . . . . . . . . . . . . . . . . . .         593,063            616,521             651,986
                                                                    -------            -------             -------
            Gross profit  . . . . . . . . . . . . . . . . .         157,277            174,321             183,985
    Selling and administrative expenses . . . . . . . . . .         127,643            136,798             149,570
    Depreciation and amortization . . . . . . . . . . . . .          10,785              8,529               8,913
                                                                     ------              -----               -----
            Operating income  . . . . . . . . . . . . . . .          18,849             28,994              25,502
    Interest income . . . . . . . . . . . . . . . . . . . .           2,189              4,682               5,789
    Interest expense  . . . . . . . . . . . . . . . . . . .           1,426              1,451               1,771
                                                                      -----              -----               -----
            Income before income taxes and extraordinary
              item  . . . . . . . . . . . . . . . . . . . .          19,612             32,225              29,520
    Provision for income taxes  . . . . . . . . . . . . . .           7,541             13,938              10,593
                                                                      -----             ------              ------
            Income before extraordinary item  . . . . . . .          12,071             18,287              18,927
    Extraordinary gain (loss)--  Insurance proceeds from
    fire, net of income tax (benefit) provision of $502,
    $826 and ($131) in 1994, 1995 and 1996, respectively
    (see Note 6)  . . . . . . . . . . . . . . . . . . . . .             858              1,239               (224)
                                                             --------------     --------------     ---------------

            Net income  . . . . . . . . . . . . . . . . . .  $       12,929     $       19,526     $        18,703
                                                             ==============     ==============     ===============

    Earnings per common share data:
        Earnings per share before extraordinary item  . . .  $       362.13     $       548.61     $        567.81
        Extraordinary item, net of income tax (benefit)
          provision   . . . . . . . . . . . . . . . . . . .           25.74              37.17              (6.72)
                                                                      -----              -----              ------
        Earnings per common share . . . . . . . . . . . . .  $       387.87     $       585.78     $        561.09
                                                             ==============     ==============     ===============
    Weighted average number of common shares
        outstanding . . . . . . . . . . . . . . . . . . . .      33,333 1/3         33,333 1/3          33,333 1/3
                                                             ==============     ==============     ===============

                                                                           (UNAUDITED)
                                                                  -----------------------------
                                                                 DEC. 30, 1995    DEC. 28, 1996
                                                                 -------------    -------------
                                                                    (26 WEEKS)       (26 WEEKS)
    Sales   . . . . . . . . . . . . . . . . . . . . . . . .           $414,585         $422,100
    Cost of sales . . . . . . . . . . . . . . . . . . . . .            328,717          329,971
                                                                       -------          -------
            Gross profit  . . . . . . . . . . . . . . . . .             85,868           92,129
    Selling and administrative expenses . . . . . . . . . .             75,698           78,629
    Depreciation and amortization . . . . . . . . . . . . .              4,298            4,149
                                                                         -----            -----
            Operating income  . . . . . . . . . . . . . . .              5,872            9,351
    Interest income . . . . . . . . . . . . . . . . . . . .              2,871            3,275
    Interest expense  . . . . . . . . . . . . . . . . . . .                770              585
                                                                           ---              ---
            Income before income taxes and extraordinary
              item  . . . . . . . . . . . . . . . . . . . .              7,973           12,041
    Provision for income taxes  . . . . . . . . . . . . . .              2,950            4,455
                                                                         -----            -----
            Income before extraordinary item  . . . . . . .              5,023            7,586

    Extraordinary gain (loss)-- Insurance proceeds from fire, net of income tax (benefit) provision of $502, $826 and ($131) in 1994, 1995 and 1996, respectively

    (see Note 6)  . . . . . . . . . . . . . . . . . . . . .               --              --
                                                               ---------------  ---------------

            Net income  . . . . . . . . . . . . . . . . . .    $         5,023  $         7,586
                                                               ===============  ===============

    Earnings per common share data:
        Earnings per share before extraordinary item  . . .    $        150.69  $        227.58
        Extraordinary item, net of income tax (benefit)
          provision   . . . . . . . . . . . . . . . . . . .              --               --
                                                                      --------         --------
        Earnings per common share . . . . . . . . . . . . .    $        150.69  $        227.58
                                                               ===============  ===============
    Weighted average number of common shares
        outstanding . . . . . . . . . . . . . . . . . . . .         33,333 1/3       33,333 1/3
                                                               ===============  ===============


             The accompanying notes are an integral part of these
                           consolidated statements.

                         SHOPPERS FOOD WAREHOUSE CORP.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
    FOR THE FISCAL YEARS ENDED JULY 2, 1994, JULY 1, 1995 AND JUNE 29, 1996
               AND THE TWENTY-SIX WEEKS ENDED DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

                                                                                COMMON STOCK
                                                                           -----------------------
                                                                            CLASS "A"         CLASS "B"     RETAINED
                                                                            NONVOTING          VOTING       EARNINGS        TOTAL
                                                                          -------------      ----------   ------------   -----------
              Balance, July 3, 1993 . . . . . . . . . . . . . . . . .        $     117      $       50       $ 62,708      $ 62,875
                  Net income  . . . . . . . . . . . . . . . . . . . .              --              --          12,929        12,929
                                                                             ----------     -----------      ---------     ---------
              Balance, July 2, 1994 . . . . . . . . . . . . . . . . .              117              50         75,637        75,804
                  Net income  . . . . . . . . . . . . . . . . . . . .              --              --          19,526        19,526
                                                                             ----------     -----------      ---------     ---------
              Balance, July 1, 1995 . . . . . . . . . . . . . . . . .              117              50         95,163        95,330
                  Net income  . . . . . . . . . . . . . . . . . . . .              --              --          18,703        18,703
                  Shareholder distribution  . . . . . . . . . . . . .              --              --         (10,000)      (10,000)
                                                                             ----------     -----------      --------      --------
              Balance, June 29, 1996  . . . . . . . . . . . . . . . .              117              50        103,866       104,033
                  Net income (unaudited)  . . . . . . . . . . . . . .               --             --           7,586         7,586
                  Shareholder distribution (unaudited)  . . . . . . .               --             --         (10,000)      (10,000)
                                                                             ----------     -----------      --------      --------
              Balance, December 28, 1996 (unaudited)  . . . . . . . .        $     117      $       50       $101,452      $101,619
                                                                             ==========     ===========      =========     =========

The accompanying notes are an integral part of these consolidated statements.

                         SHOPPERS FOOD WAREHOUSE CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

    FOR THE FISCAL YEARS ENDED JULY 2, 1994, JULY 1, 1995 AND JUNE 29, 1996
     AND THE TWENTY-SIX WEEKS ENDED DECEMBER 30, 1995 AND DECEMBER 28, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                (UNAUDITED)
                                                                                                        --------------------------
                                                               JULY 2,1994  JULY 1,1995  JUNE 29,1996  DEC. 30,1995     DEC. 28,1996
                                                               -----------  -----------  ------------  ------------     ------------
                                                               (52 WEEKS)    (52 WEEKS)  (52 WEEKS)     (26 WEEKS)       (26 WEEKS)
Cash flows from operating activities:
 Net income   . . . . . . . . . . . . . . . . . . . . . . . . $    12,929  $    19,526   $    18,703   $     5,023      $     7,586
 Adjustments to reconcile net income to net cash provided
   by operating activities--
   Depreciation and amortization  . . . . . . . . . . . . . .      10,785        8,529         8,913         4,298            4,149
   Increase in deferred income taxes  . . . . . . . . . . . .        (594)      (1,058)          288           --               --
   Loss (gain) on disposition of assets   . . . . . . . . . .         (15)          34           --            --               --
   Effect of insurance receivable on income   . . . . . . . .        (104)         --            --            --               --
   Interest expense in excess of capital lease payments   . .         240          208           119           156              (50)
   Increase in deferred rent liability  . . . . . . . . . . .       1,082          553           687           387              260
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable   . . . . . .      (3,952)       1,028           (75)         (866)          (1,153)
     (Increase) decrease in merchandise inventories   . . . .      (2,455)       1,810        (1,089)       (2,817)          (1,690)
     Increase in prepaid expenses   . . . . . . . . . . . . .         (53)         (63)          (66)         (254)             (62)
     Decrease in due from affiliate   . . . . . . . . . . . .         --           490           --            --               --
     (Increase) decrease in other assets  . . . . . . . . . .        (354)        (252)          275            16               41
     Increase in accounts payable   . . . . . . . . . . . . .       1,544        2,009         1,590            20            3,546
     Increase (decrease) in accrued expenses  . . . . . . . .         241       (1,023)          878         2,324            2,139
     Increase (decrease) in income taxes payable  . . . . . .         144        1,307        (2,425)       (2,768)          (1,827)
     Increase (decrease) in deferred income   . . . . . . . .      (1,177)      (1,191)         (806)         (565)           2,183
                                                                   -------      -------         -----         -----           ------
       Net cash provided by operating activities  . . . . . .      18,261       31,907        26,992         4,954           15,122
                                                                   -------      -------       -------        ------          -------
Cash flows used in investing activities:
 Capital expenditures   . . . . . . . . . . . . . . . . . . .      (5,112)      (4,693)       (7,355)       (3,037)          (4,338)
 Proceeds from sale of fixed assets   . . . . . . . . . . . .          15          --            --            --               --
 Disposition/(purchase) of short-term investments   . . . . .      (1,962)     (55,781)      (44,727)      (24,807)           5,698
                                                                   -------     --------      --------      --------           ------
       Net cash provided by (used in) investing
         activities   . . . . . . . . . . . . . . . . . . . .      (7,059)     (60,474)      (52,082)      (27,844)           1,360
                                                                   -------     --------      --------      --------           ------
Cash flows used in financing activities:
 Shareholder distribution   . . . . . . . . . . . . . . . . .         --           --        (10,000)      (10,000)         (10,000)
                                                                    ------       ------      --------      --------         --------
       Net cash used in financing activities  . . . . . . . .         --           --        (10,000)      (10,000)         (10,000)
                                                                    ------       ------      -------       -------          -------
Net (decrease) increase in cash and cash equivalents  . . . .      11,202      (28,567)      (35,090)      (32,890)           6,482
Cash and cash equivalents, beginning of fiscal year   . . . .      56,015       67,217        38,650        38,650            3,560
                                                                   -------      -------       -------       -------           -----
Cash and cash equivalents, end of fiscal year . . . . . . . . $    67,217  $    38,650   $     3,560   $     5,760      $    10,042
                                                              ============ ============  ============  ============     ============
Supplementary disclosures of cash flow information:
 Cash paid during the fiscal year for--
   Income taxes   . . . . . . . . . . . . . . . . . . . . . . $     8,525  $    12,091   $    12,487   $     5,586      $     6,300
   Interest   . . . . . . . . . . . . . . . . . . . . . . . .       1,456        1,451         1,771           770              585
                                                              ------------ ------------  ------------  ------------     ------------
Supplemental disclosure of noncash financing activity:
 In fiscal year 1994, the Company recorded an insurance
   receivable and wrote-off certain assets with a net book
   value of $708,000 due to fire damage (See Note 6)

 The accompanying notes are an integral part of these consolidated statements.

                         SHOPPERS FOOD WAREHOUSE CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF JULY 1, 1995 AND JUNE 29, 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The consolidated financial statements include Shoppers Food Warehouse Corp. (a Delaware corporation) and its subsidiaries, collectively the "Company". All significant intercompany accounts and transactions have been eliminated. As of June 29, 1996, and July 1, 1995, the Company operated 34 and 33 warehouse-style grocery stores, respectively, in Maryland and Virginia.

FISCAL YEAR

     The Company's fiscal year ends on the Saturday closest to June 30, resulting in a 52- or 53-week year. The fiscal years ended June 29, 1996, July 1, 1995, and July 2, 1994, contained 52 weeks.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid temporary cash investments with maturities of three months or less when purchased to be cash equivalents. The majority of these are invested in U.S. Treasury Notes.

SHORT-TERM INVESTMENTS

     Effective July 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company carries debt securities at amortized cost as it has both the positive intent and ability to hold these investments to maturity. The effect of adopting SFAS No. 115 did not materially impact the Company's financial position or results of its operations. At June 29, 1996, and July 1, 1995, short-term investments consisted of U.S. Government Treasury Notes with original maturities of more than three months that were intended by management to be held to maturity. These investments mature at various dates from July 1996 to February 1997.

MERCHANDISE INVENTORIES

     The Company's inventories are priced at the lower of cost or market. Cost is determined using the last-in, first-out method. If replacement cost (which approximates the first-in, first-out method) had been used, inventories would have been greater by approximately $3,845,000 and $2,940,000 as of June 29, 1996, and July 1, 1995, respectively. Net income would have been higher by approximately $905,000 in 1996, $877,000 in 1995, and $364,000 in 1994.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The Company depreciates property and equipment using accelerated methods over the estimated useful lives of the asset, generally five to seven years.

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

ACCRUED INSURANCE CLAIMS

     The Company maintains self-funded coverage with respect to general, workers' compensation, and health insurance liabilities. Claims for general and workers' compensation are administered through insurance companies, which estimate the obligation of reported claims. An estimate of the obligation for health insurance claims is accrued at year-end and is based on historical data. Expenses arising from claims are accrued as claims become subject to estimation. Self-insurance liabilities are based on claims filed. These liabilities are not discounted.

INCOME TAXES

     The Company provides a deferred tax expense or benefit equal to the change in the net deferred tax asset during the year in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes represent tax credit carry forwards and future net tax effects resulting from temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

STORE OPENING AND CLOSING COSTS

     All costs of a non-capital nature incurred in opening a new store are charged to expense as incurred. The Company opened one new store during each of the fiscal years ended June 29, 1996, and July 2, 1994. No stores were opened during the year ended July 1, 1995.

     The costs associated with store closings are charged to selling and administrative expense when management makes the decision to close a store. Such costs consist primarily of lease payments and other costs of holding the facility, net of estimated sublease income.

DEFERRED INCOME

     During the fiscal year ended June 27, 1992, the Company entered into an agreement with Super Rite Foods, Inc. ("Super Rite") which, as modified, provided for the Company to acquire two Basics supermarkets in the greater Washington, D.C., metropolitan area. In connection with the purchase of the Basics supermarkets, the Company entered into a separate multi-year wholesale grocery supply agreement with Super Rite and received cash and other considerations valued at approximately $4,400,000. This amount was amortized over the 51-month term of the supply agreement. Deferred income also includes promotional amounts received from other vendors for future periods.

EARNINGS PER SHARE

     Earnings per share of common stock were computed based on the weighted average number of common shares outstanding during each period.

RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective for fiscal years that begin after December 15, 1995. SFAS No. 121 will be implemented in fiscal year 1997. The Company does not expect the implementation of SFAS No. 121 to have a material effect on fiscal year 1997 earnings.

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


CONCENTRATION OF CREDIT RISK

     The Company's assets that are exposed to credit risk consist primarily of cash and cash equivalents, short-term investments, and accounts receivable.
The Company maintains cash and cash equivalents with major banks in its marketplaces. The Company performs periodic evaluations of the relative credit standing of the financial institutions. The Company's short-term investments are invested in U.S. Government Treasury Notes. The Company's accounts receivable balance results primarily from amounts due from its vendors for various promotional programs. The Company periodically reviews its accounts receivable balance and allowances are made for uncollectible accounts.

CURRENT ASSETS AND CURRENT LIABILITIES

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires the disclosure of the fair value of a financial instrument for which it is practicable to estimate the value and the methods and significant assumptions used to estimate that value. At June 29, 1996, the carrying amount of current assets and current liabilities approximates fair value due to the short maturity of those instruments.

INTERIM FINANCIAL STATEMENTS

     The accompanying interim consolidated financial statements as of December 28, 1996, and for the twenty-six weeks ended December 28, 1996, and December 30, 1995, of the Company have been prepared by the Company without an audit. Certain information and footnote disclosures normally included in the financial statements in accordance with generally accepted accounting principles have been omitted from the accompanying interim statements. The Company believes the disclosures made are adequate to make the information presented not misleading.

     In the opinion of the Company, the accompanying unaudited interim consolidated financial statements reflect all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 28, 1996, and the results of its operations for the twenty-six weeks ended December 28, 1996, and December 30, 1995.

     Interim results are not necessarily indicative of annual performance because of the impact of seasonal variations.

2.   DISPOSITION OF TOTAL BEVERAGE CORP.:

     In October 1992, the Company opened Total Beverage Corp. ("Total Beverage"), a discount beverage retail store. On February 27, 1993, the Company entered into an Asset Purchase Agreement (the "Agreement") to sell Total Beverage to an entity (the "Buyer") owned by Dart Group Corporation ("Dart").

     As proceeds from the sale, the Company received approximately $1,493,000 in a note receivable (the "Note"). Under the terms of the Agreement, the Company is required to reimburse the Buyer for 25 percent of future operating losses of Total Beverage, as defined in the Agreement, over a three-year period. To the extent of such losses, the Company will remit funds first by reducing amounts due under the Note and then by remitting payment to the Buyer. The Note and accrued interest was due in February 1995. Additionally, the Buyer claims it is due amounts for back rent and plans to offset the Note for amounts that it claims are due. The Company has reflected the Note, net of a $1,000,000 reserve, in the accompanying balance sheets as of June 29, 1996 and July 1, 1995, respectively. Management believes the reserve is adequate to provide for any reductions in the Note, including the Buyer's claim for additional rent. The Note has been turned over to the Company's legal counsel for collection.

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


3.   OTHER ACCRUED EXPENSES:

     Other accrued expenses consist of the following (in thousands):

                                                  JUNE 29,        JULY 1,
                                                    1996           1995
                                                  --------        -------
     Accrued insurance  . . . . . . . . . .         $2,719         $2,262
     Reserve for store closings and other .            853            853
     Gift certificates outstanding  . . . .            928            815
     Other  . . . . . . . . . . . . . . . .            650            693
                                                    ------         ------
         Total  . . . . . . . . . . . . . .         $5,150         $4,623
                                                    ======         ======


4.   ACCOUNTS RECEIVABLE:

     Accounts receivable include amounts due from vendors for coupons remitted, cooperative advertising, and merchandise rebates. Approximately $675,000 is included in accounts receivable as of July 1, 1995, for insurance proceeds related to fire damage incurred at one of the Company's stores (see Note 6).

5.   INCOME TAXES:

     The Company files consolidated Federal income tax returns. The provision for income taxes is comprised of the following (in thousands).

                                                                  FISCAL YEAR ENDED
                                                    --------------------------------------------
                                                    JUNE 29, 1996    JULY 1, 1995   JULY 2, 1994
                                                    -------------    ------------   ------------
     Current income tax provision:
         Federal  . . . . . . . . . . . . . . .       $     9,624     $   13,422     $    7,582
         State  . . . . . . . . . . . . . . . .               681          1,574          1,088
     Deferred income tax provision (benefit)  .               288         (1,058)        (1,129)
                                                      -----------     ----------     ----------
                                                      $    10,593     $   13,938     $    7,541
                                                      ===========     ===========    ===========

     The components of the deferred income tax provision are as follows (in thousands).

                                                                        FISCAL YEAR ENDED
                                                           ------------------------------------------
                                                           JUNE 29, 1996  JULY 1, 1995   JULY 2, 1994
                                                           -------------  ------------   ------------
     Difference between income tax
       and financial reporting of:
         Depreciation   . . . . . . . . . . . . . . . . .  $        (81)   $      (43)    $      691
         Loss on disposition of Total Beverage  . . . . .            (7)          145            (24)
         Reserve for store closings and remodeling  . . .            (6)         (291)           --
         Deferred rent  . . . . . . . . . . . . . . . . .           167           306            409
         Capital lease  . . . . . . . . . . . . . . . . .          (429)           74             91
         Employee benefits and other  . . . . . . . . . .           471         1,149            184
         Deferred income  . . . . . . . . . . . . . . . .          (403)         (282)          (222)
                                                           ------------    ----------     ----------
              Deferred income tax provision (benefit)   .  $       (288)   $    1,058     $    1,129
                                                           ============    ===========    ===========

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

The effective income tax rate is reconciled to the Federal statutory rate as follows.


                                                           JUNE 29, 1996     JULY 1, 1995     JULY 2, 1994
                                                           -------------     ------------     ------------
     Federal statutory rate . . . . . . . . . . . . . . .          35.0%            35.0%            35.0%
     Increase in taxes resulting from:
         State income taxes, net of Federal income tax
            benefit . . . . . . . . . . . . . . . . . . .           2.0              3.1              3.0
         Revision of estimate for tax accruals  . . . . .          --                3.7              --
         Other  . . . . . . . . . . . . . . . . . . . . .          (1.1)             1.5              0.4
                                                           ------------       ----------       ----------

     Effective tax rate . . . . . . . . . . . . . . . . .          35.9%            43.3%            38.4%
                                                           =============      ==========       ==========

     Temporary differences which give rise to the deferred tax assets and liabilities on a consolidated basis are as follows (in thousands).

                                                   JUNE 29, 1996       JULY 1, 1995
                                                   --------------      -------------
     Deferred tax assets:
         Loss on disposition of Total Beverage  .    $        374        $      381
         Reserves for store closings and other  .             319               325
         Deferred rent  . . . . . . . . . . . . .           1,600             1,433
         Capital lease  . . . . . . . . . . . . .             517               946
         Employee benefits  . . . . . . . . . . .           1,843             1,472
         Deferred income  . . . . . . . . . . . .             154               557
         Other  . . . . . . . . . . . . . . . . .              89               --
                                                     -------------       -----------
                                                            4,896             5,114
     Deferred tax liabilities:
         Depreciation   . . . . . . . . . . . . .            (607)             (526)
         Other  . . . . . . . . . . . . . . . . .            --                 (11)
                                                     -------------       ----------
                                                             (607)             (537)
                                                     ------------        ----------
              Net deferred tax asset  . . . . . .    $      4,289        $    4,577
                                                     =============       ===========

     A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company believes that no valuation allowance is necessary as of June 29, 1996, and July 1, 1995 due to its history of profitable operations.

6.   COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' AGREEMENT

     The Company's stockholders are party to an agreement dated June 28, 1988, (the "Stockholders' Agreement") that specifies how a stockholder can transfer ownership of its interest in the Company's stock (see Note 8).

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



PROFIT SHARING PLAN

     The Company maintains a noncontributory profit sharing plan (the "Plan") for all employees with one year of full-time continuous service. Discretionary contributions are made by the Company in trust for the exclusive benefit of employees who qualify under the Plan. The Board of Directors authorized contributions of $300,000 to the Plan for the fiscal year ended July 2, 1994.

     During fiscal 1995, the Company replaced the Plan with a defined contribution 401(k) plan (the "New Plan"). The New Plan is available to substantially all employees over the age of 21 who have completed one year of continuous service. Discretionary contributions are made by the Company in trust for the exclusive benefit of employees who participate in the New Plan. The Board of Directors authorized a contribution of $400,000 to the New Plan for the fiscal year ended July 1, 1995. The Company estimates its contribution for the fiscal year ended June 29, 1996, will be approximately $400,000. This contribution has not been made as of June 29, 1996. All amounts contributed to the Plan and the New Plan are included in accrued salaries and benefits on the accompanying financial statements.

MULTI EMPLOYER PLANS

     The Company makes contributions to multiemployer plans for its union employees. Such contributions totaled approximately $838,000, $10,373,000 and $466,000 for the pension, health and welfare and legal benefit plans, respectively, for the year ended June 29, 1996. Contributions to the pension, health and welfare and legal benefit plans totaled approximately $787,000, $8,701,000 and $408,000, respectively, for the year ended July 1, 1995 and $745,000, $7,437,000, and $382,000, respectively, for the year ended July 2, 1994.

LEASE COMMITMENTS

     The Company leases warehouse and retail store facilities under noncancelable lease agreements ranging from 1 to 20 years. Renewal options are available on the majority of the leases for one or more periods of five years each. Most leases require the payment of taxes and maintenance costs, and some leases provide for additional rentals based on sales in excess of specified minimums. Several store leases have stated annual rental increases. These increases are amortized over the lives of the leases. Rent expense includes approximately $687,000, $802,000 and $832,000 of amortized rental increases for the fiscal years ended June 29, 1996, July 1, 1995, and July 2, 1994, respectively.

     Following is a schedule of annual future minimum payments under the capital lease for office space, assuming future annual increases of 6 percent, and noncancelable operating leases, which have initial or remaining terms in excess of one year at June 29, 1996 (in thousands).

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                                                          CAPITAL       OPERATING
     FISCAL YEAR                                           LEASE         LEASES
                                                          --------      ----------
     1997 . . . . . . . . . . . . . . . . . . . . . .      $ 1,303        $ 12,446
     1998 . . . . . . . . . . . . . . . . . . . . . .        1,380          12,315
     1999 . . . . . . . . . . . . . . . . . . . . . .        1,464          12,258
     2000 . . . . . . . . . . . . . . . . . . . . . .        1,552          11,816
     2001 . . . . . . . . . . . . . . . . . . . . . .        1,644          11,561
     Thereafter . . . . . . . . . . . . . . . . . . .       21,463         104,907
                                                           -------        --------
         Total  . . . . . . . . . . . . . . . . . . .       28,806        $165,303
                                                                          ========
     Less--Imputed interest . . . . . . . . . . . . .       18,737
                                                           -------
     Present value of net minimum lease payments  . .       10,069
     Less--Current maturities . . . . . . . . . . . .          --
                                                           -------
     Long-term capital lease obligations  . . . . . .      $10,069
                                                           =======

   Rent expense for operating leases charged to operations is as follows (in thousands).

                                                FISCAL YEAR ENDED
                                 --------------------------------------------
                                 JUNE 29, 1996   JULY 1, 1995    JULY 2, 1994
                                 -------------   ------------    ------------
Minimum rentals  . . . . .         $    12,021     $   10,925      $   11,034
Contingent rentals . . . .               3,748          4,524           4,052
                                   -----------     ----------      ----------
    Total  . . . . . . . .         $    15,769     $   15,449      $   15,086
                                   ===========     ==========      ==========


RELATED-PARTY LEASES

     In July 1990, the Company entered into an agreement to lease an 86,000 square foot office building in Lanham, Maryland, from a private partnership (the "Partnership") which is owned by stockholders of the Company. The lease is for 20 years and commenced December 10, 1990. The lease provides for yearly increasing rental payments, based upon the Consumer Price Index for the Washington, D.C., metropolitan statistical area; however, the annual increases will not be more than 6 percent or less than 3 percent. Rental payments for the fiscal years ended June 29, 1996, July 1, 1995, and July 2, 1994, were approximately $1,246,000, $1,210,000, and $1,175,000, respectively, and total payments over the life of the lease total approximately $35,000,000. The Company is accounting for the lease as a capital lease. Due to fixed rental increases during the term of the lease, interest expense exceeded lease payments by approximately $254,000, $292,000, and $321,000 for the fiscal years ended June 29, 1996, July 1, 1995, and July 2, 1994, respectively. Assuming future annual rental increases of 6 percent, the capital lease obligation will continue to increase through December 2001, at which time accumulated interest expense recognized for financial reporting purposes will exceed lease payments by approximately $2,015,000. The lease requires the Company to pay for maintenance, utilities, insurance, and taxes. The Partnership purchased the office building for approximately $8,663,000 in July 1990.

     During the fiscal years ended June 29, 1996, July 1, 1995, and July 2, 1994, the Company made rental payments of approximately $5,384,000, $5,985,000, and $5,327,000, respectively on leases to partnerships related to stockholders of the Company. As of June 29, 1996, and July 1, 1995, the Company had ten operating leases to partnerships related to stockholders of the Company. The remaining future minimum payments under these leases exclusive of option periods are approximately $73,835,000 and expire through 2014.

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



     The Company made payments of approximately $278,000, $246,000, and $246,000 during each of the fiscal years ended June 29, 1996, July 1, 1995, and July 2, 1994, for warehouse operating leases to a partnership owned by stockholders of the Company and to a corporation related to stockholders of the Company. As of June 29, 1996, the remaining future minimum annual payments under these leases are approximately $1,232,000 and expire in 2002.

SUBLEASING ARRANGEMENTS

     The Company subleases space within one store for the sale of beer and wine to an entity affiliated with its officers. The Company received rental income of approximately $155,000, $155,000 and $123,000 in the fiscal year ended June 29, 1996, July 1, 1995, and July 2, 1994, respectively, from this entity, which is included in selling and administrative expenses.

     As of June 29, 1996, there are currently two unaffiliated subtenants in the office building. The subtenants are leasing approximately 30,000 square feet at a current minimum annual rent of approximately $533,000. The subleases expire between January and December 1998. The Company received rental income of approximately $551,000 and $530,000 in the fiscal years ended June 29, 1996 and July 1, 1995, respectively, from its subtenants.

     During the fiscal year ended June 29, 1996, the Company began leasing space to a corporation related to stockholders of the Company. The Company received rental income of approximately $140,000 during fiscal year ended June 29, 1996.

LINE-OF-CREDIT AGREEMENT/LETTERS OF CREDIT

     The Company has a $35,000,000 line-of-credit agreement with a local bank, (the "Credit Facility") with interest payable at the prime rate. The Company has authorized a local bank to issue letters of credit in connection with the Company's workers' compensation insurance. As of June 29, 1996, and July 1, 1995, the Company's line of credit was reduced by outstanding letters of credits of approximately $6,424,000 and $6,135,000, respectively. These letters of credit will remain outstanding for as long as the Company has outstanding workers' compensation claims. The line of credit expires
March 31, 1997.

LEGAL PROCEEDINGS

     The Company is involved in routine litigation incidental to operations. In the opinion of management, it is unlikely that any exposure from these actions will have a material impact on the Company's financial position.

OTHER

     In June 1994, the Company had one store which incurred significant fire damage. The Company recorded the insurance settlement on the store's inventory, fixed assets, reimbursable payroll costs and other business interruption costs. This resulted in the recognition of an extraordinary gain, net of taxes, in the accompanying financial statements of $1,239,000 and $858,000, during the fiscal years ended July 1, 1995 and July 2, 1994, respectively. The extraordinary gain recorded in fiscal year 1994 was net of associated costs to write-off assets with a net book value of $708,000. During fiscal year ended June 29, 1996, the insurance claim was settled in full and the Company recorded an extraordinary loss, net of taxes, of $224,000 to reflect the remaining amount received for insurance proceeds, net of associated costs.

                         SHOPPERS FOOD WAREHOUSE CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


7.   SUBSEQUENT EVENT:

     Effective September 15, 1996, the Company declared a $10,000,000 cash dividend payable to its shareholders.

8.   SUBSEQUENT EVENT (UNAUDITED):

     On December 16, 1996, Dart submitted offers, pursuant to the Stockholder's Agreement governing Dart's investment in the Company, to either (i) sell all of Dart's 50% equity interest in the Company or (ii) buy the 50% equity interest in the Company that it did not own, in either case for a cash price of $210 million. On December 18, 1996, the other stockholders accepted Dart's offer to purchase all of their shares (the "Shares") of capital stock of the Company.

     On February 6, 1997, Dart acquired the other 50% interest in Shoppers for $210 million (the "Acquisition"). Dart financed the Acquisition through the application of $137.2 million in net proceeds raised from an offering of Increasing Rate Senior Notes due 2000 (the "Senior Notes") of SFW Acquisition Corp., a newly created wholly-owned subsidiary of Dart, and $72.8 million of bridge financing (the "Bridge Loan"). Immediately after the Acquisition, SFW Acquisition Corp. merged into Shoppers (with Shoppers's becoming obligor on the Senior Notes) and Shoppers repaid the Bridge Loan from its existing cash and the liquidation of certain short-term investments.

     Following the offering of the Senior Notes, the Company has significant indebtedness and has certain restrictions on its operations.
The Company believes that cash flow from operations, borrowings available under the Credit Facility and lease financing will be sufficient to enable the Company to satisfy its anticipated requirements for operating expenses, capital expenditures and debt service obligations. If the Company is unable to satisfy such requirements from these sources, the Company would be required to adopt one or more alternatives, such as reducing or delaying capital expenditures, selling material assets or seeking additional capital investment. No assurance can be given that any such alternative could be effected on satisfactory terms.

     Effective February 6, 1997, the Company declared a $10,000,000 million cash dividend payable to its shareholder.

(b)  Pro Forma Financial Information.

     It is impracticable to provide any pro forma financial statements that give effect to the Acquisition within 15 days after consummation of the Acquisition. Dart expects to file with the Securities and Exchange Commission pro forma financial statements (required by its rules) in mid-April 1997, but in no event later than April 21, 1997.

(c)  Exhibits.

     Exhibit 23.1     Convert of Arthur Andersen LLP

     Exhibit 99.1     Press Release, dated February 6, 1997, of Dart Group
                      Corporation

                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             DART GROUP CORPORATION



                                             By:      MARK A. FLINT
                                                      --------------------------
                                                      Mark A. Flint
                                                      Senior Vice President and
                                                      Chief Financial Officer

Date:  February 20, 1997

                             DART GROUP CORPORATION

                                    Form 8-K

                                 Exhibit Index


    Exhibit 23.1     Consent of Arthur Andersen LLP

    Exhibit 99.1     Press Release, dated February 6, 1997, of Dart Group
                     Corporation